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                                                                      EXHIBIT 21

               LIST OF SUBSIDIARIES OF IMAGE SENSING SYSTEMS, INC.


NAME OF SUBSIDIARY               JURISDICTION OF INCORPORATION OR ORGANIZATION
-----------------------------    ----------------------------------------------
Flow Traffic Ltd.                Hong Kong Special Administrative Region of the
                                 People's Republic of China